                                                                  EXHIBIT 10(g)

                                                           Power Sales Agreement
                                               PP&L Sales to UGI Utilities, Inc.
                                                              Market-Based Rates
--------------------------------------------------------------------------------

     This POWER SALES AGREEMENT ("Agreement"), is made and entered into as of May 25, 1999, by and between UGI Utilities, Inc., a Pennsylvania corporation, having offices at 400 Stewart Road, P.O. Box 3200, Wilkes-Barre, PA 18773-3200, hereinafter referred to as "UGI" or "Buyer," and PP&L, Inc., a Pennsylvania corporation, having its principal business at Two North Ninth Street, Allentown, PA 18101-1179, hereinafter referred to as "PP&L" or "Seller" (individually, the "Party" and collectively, the "Parties"). The definitions set forth in the Definitional Annex apply to this Agreement.

     WHEREAS, on February 19, 1999, PP&L and UGI entered into an "Agreement in Settlement of All Outstanding Litigation Between PP&L, Inc. and UGI Utilities, Inc. - Electric Division" ("1999 Settlement Agreement") under which various litigation between the Parties was settled in full; and

     WHEREAS, pursuant to the 1999 Settlement Agreement, PP&L and UGI will enter into a new interconnection agreement completely replacing the 1935 Interconnection Agreement between the parties; and

     WHEREAS, UGI is not an end user of Power and UGI wishes to purchase Power as a wholesale customer; and

     WHEREAS, PP&L is authorized by FERC to engage in wholesale Power Transactions at market based prices and such Transactions shall be made pursuant to PP&L's FERC Electric Tariff, Volume No. 5; and

     NOW THEREFORE, in consideration of the mutual agreements, covenants and conditions herein contained, and intending to be legally bound, UGI and PP&L hereby agree as follows:


                                   ARTICLE 1
                      SALE OF CAPACITY CREDITS AND ENERGY

     1.1  Capacity Credits.  Beginning on the Effective Date, PP&L hereby agrees
          ----------------
to sell to UGI, and UGI agrees to purchase from PP&L, Capacity Credits in an amount equal to its accounted-for obligation as determined daily by PJM in accordance with Article 7 and Schedule 7 of the PJM Reliability Assurance Agreement, less the PJM qualified Capacity Resource value of UGI's Hunlock Power Station ("Hunlock"), UGI's share of the Conemaugh Power Station ("Conemaugh"), and, through December 31, 1999, the qualified Capacity Resource value of UGI's existing purchase of the output of the Montgomery County Resource Recovery Unit in Montgomery County, Maryland ("Montgomery County Facility"). If Hunlock, Conemaugh, or, prior to December 31, 1999, the Montgomery County Facility, cease to be qualified Capacity Resources accredited to UGI, UGI shall not be obligated to purchase and PP&L shall not be obligated to supply equivalent replacement Capacity Credits or Capacity Resources under this Agreement.

     1.2  Energy.  PP&L hereby agrees to sell to UGI, and UGI agrees to purchase
          ------
from PP&L, 32 megawatt hours of energy during each hour commencing with the hour beginning at 0000 hours on January 1, 2000 through the hour commencing at 2300 hours on December 31, 2000.

     1.3  Release From Other Obligations.  Other than the purchases and sales
          -------------------------------
set forth in Article 1 of this Agreement, UGI is not obligated to purchase from PP&L nor is PP&L required to sell to UGI any other quantity of Power at any time.


                                   ARTICLE 2
                                    PRICES

     2.1  Capacity Credits.  For each Capacity Credit purchased pursuant to
          ----------------
Section 1.1, UGI shall pay PP&L at the rate of $110 per megawatt day prior to June 1, 1999, and $121.00 per megawatt day beginning June 1, 1999 through February 28, 2001.

     2.2  Energy.  UGI shall pay to PP&L $28.00 per megawatt hour for energy
          ------
purchased pursuant to Section 1.2.


                                   ARTICLE 3
                  DELIVERY POINTS AND RELIABILITY GUIDELINES

     3.1  Delivery Point(s).  PP&L shall deliver the Power to the UGI points of
          -----------------
interconnection with PP&L in the PP&L Zone; however UGI shall be responsible for network transmission under the PJM Open Access Transmission Tariff and related agreements.

     3.2  Reliability Guidelines.  Each Party agrees to adhere to accepted Good
          ----------------------
Utility Operating Practice and specifically adhere to the applicable operating policies, criteria and/or guidelines of the North American Electric Reliability Council ("NERC") and any regional or subregional requirement.

     3.3  Scheduling.  The delivery of Power under this Agreement shall be
          ----------
Scheduled by UGI in accordance with the guidelines established by the PJM Office of Interconnection.

     3.4  Title Transfer.  Title to, possession of, and risk of loss of Power
          --------------
Scheduled and received or delivered hereunder shall transfer from PP&L to UGI at the Delivery Point. PP&L warrants that at the time of delivery PP&L shall have good title to the Power sold and delivered hereunder and the right to sell such Power to UGI.


                                   ARTICLE 4
                          CONDITIONS TO EFFECTIVENESS

     4.1  Reliability Assurance Agreement.  UGI shall become a party to and sign
          -------------------------------
the PJM Reliability Assurance Agreement and become a Load Serving Entity under that agreement.

     4.2  1999 Interconnection Agreement.  The 1999 Interconnection Agreement
          ------------------------------
shall have been permitted by the FERC to become effective.

     4.3  FERC Approval of This Agreement.  The FERC shall have permitted this
          -------------------------------
Agreement to become effective.


                                   ARTICLE 5
                               TERM OF AGREEMENT

     5.1  Commencement.  This Agreement shall commence on the first date upon
          ------------
which (1) this Agreement has been fully executed by the Parties, and (2) the conditions to effectiveness set forth in Article 4 have been fulfilled ("the Effective Date"). On the Effective Date of this Agreement, the 1992 Power Sales Agreement shall terminate.

     5.2  Termination.  This Agreement shall terminate on February 28, 2001.
          -----------
PP&L shall have no obligation to UGI to continue to provide any service thereunder following that date, nor shall this Agreement be interpreted to create in PP&L any obligation to serve UGI under the FPA or other legal or regulatory authority. Following expiration of this Agreement UGI shall not be obligated to continue purchases from

PP&L under this Agreement or to compensate PP&L in any manner other than for amounts owed for sales and service rendered under this Agreement.

                                   ARTICLE 6
                              BILLING AND PAYMENT

     6.1  Statements.  PP&L shall render to UGI for each calendar month during
          ----------
the term of this Agreement a statement or statements setting forth the total quantity of Power purchased under this Agreement during the preceding month and the amounts due to PP&L from UGI under this Agreement. The first monthly statement shall contain the total quantity of Power purchased under this Agreement and all amounts due PP&L from UGI from the Effective Date through the end of the preceding month.

     6.2  Billing and Payments.  Unless otherwise informed by PP&L by written
          --------------------
notice providing at least three (3) days notice, statements shall be submitted monthly within ten (10) days following the last day of the month in which sales under this Agreement were made and shall be paid by UGI on or before the later of fifteen (15) days after the date the bill is received or the 20th day of the month. Payments shall be made by Automated Clearing House ("ACH") wire transfer to designated bank account or other generally accepted electronic funds transfer method as directed by PP&L in PP&L's discretion. Payment shall be deemed to have been made when PP&L's financial institution either initiates the transfer or receives the funds. If informed by PP&L by written notice of a different statement and payment schedule, UGI agrees to follow such schedule. UGI will pay all amounts set forth in such statements on or before the date that such amounts are due. Except as provided in Section 6.3, if UGI fails to pay all of the amount of any statement when that amount becomes due, UGI shall pay PP&L a late charge on the unpaid balance that shall accrue on each calendar day from the due date at the Interest Rate. Except in the case of a disputed bill, if UGI fails to pay amounts due to PP&L by the date that such amounts are due, PP&L may suspend performance pending receipt of full payment with interest (and shall have no further duty to UGI as a result of such action). Disputed bills shall be handled as stated below.

     6.3  Billing Disputes.  In the event any portion of any bill is in dispute,
          ----------------
the undisputed amount shall be paid to PP&L and a detailed written explanation of the basis for the dispute shall be submitted by UGI within the time periods specified for payment in Section 6.2. The Parties shall use their best efforts to attempt to resolve such disputes on a timely basis. Upon determination of the correct billing amount, the adjusted bill shall be paid promptly after such determination with interest at the Interest

Rate accrued in accordance with Section 6.2 and computed from the date payment is received to the date the adjustment is made. If the Parties are unable to resolve the dispute, either Party may exercise its available administrative or legal remedies, including those set forth in Section 6.6 below.

     6.4  Audit.  Each Party or any third party representative of a Party has
          -----
the right at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to the provisions of this Agreement. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof shall be made prior to the lapse of two years from the rendition of such statement, and provided further that the rights set forth in the first sentence of this Section 6.4 will survive until two years after termination of this Agreement.

     6.5  Records.  Each Party shall keep such records as may be necessary to
          -------
afford the other a clear history of all deliveries or receipts of capacity credits and energy under this Agreement. Records shall be maintained for a period necessary to comply with Section 6.4 and shall be made available as necessary to verify the accuracy of statements submitted under this Agreement.

     6.6  Dispute Resolution.  (a)  In the event of a dispute between the
          ------------------
Parties arising under this Agreement, the Parties will work together in good faith to resolve the dispute. If the Parties are unable to resolve such dispute between themselves within five days after written notification by one Party to the other of the existence of such dispute, they shall immediately refer such matter to their internal upper management for resolution. If the management of the Parties is unable to resolve the dispute within ten days after the matter is brought to their level for review, either Party may bring a claim or suit in accordance with the provisions of Section 13.6 of this Agreement, and agrees that service of process may be made upon it in any legal proceeding relating to this Agreement at the address indicated in Section 13.4. Each Party shall pay its own attorneys' fees and expenses, except that if the prevailing Party is required to initiate proceedings to enforce the award or confirm judgment, the prevailing Party shall be entitled to recover its costs and attorneys' fees associated with such action. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL.

     (b) Notwithstanding the dispute procedure provided in this Section 6.6, the Parties have no obligation to use such dispute resolution process where the dispute involves confidentiality or the infringement of intellectual property rights. In the event of a breach of confidentiality or a claim of infringement under this Agreement, the Party seeking redress shall have the right to bring a claim or suit in accordance with
Section 13.6 immediately.


                                   ARTICLE 7
                              LIQUIDATED DAMAGES

     7.1  Scheduling.  Scheduling of Power for delivery under this Agreement
          ----------
shall be subject to Section 3.3. Unless otherwise agreed to, PP&L and UGI shall be responsible for any transmission and ancillary services relating to the transmission of Power, in the case of PP&L, to the Delivery Point(s), and in the case of UGI, at and from the Delivery Point(s).

     7.2 In the event PP&L fails to deliver the Power, where such failure was not excused by Force Majeure or by UGI's failure to perform, PP&L shall pay UGI (on the date payment would otherwise be due under this Agreement) an amount for each Mwhr of such deficiency equal to the positive difference, if any, between:
(i) the price at which UGI is able to purchase or otherwise receive such deficiency quantity of Power acting in a commercially reasonable manner (adjusted to reflect differences in transmission costs, if any) and (ii) the Contract Price; provided, however, in no event shall such amounts include any
                --------  -------
penalties, ratcheted demand or similar charges.

     7.3 In the event UGI fails to Schedule and to receive the Power, where such failure was not excused by Force Majeure or by PP&L's failure to perform, UGI shall pay PP&L (on the date payment would otherwise be due under this Agreement) an amount for each Mwhr of such deficiency equal to the positive difference, if any, between: (i) the Contract Price and (ii) the price at which PP&L is able to sell or otherwise dispose of such deficiency quantity of power acting in a commercially reasonable manner (adjusted to reflect differences in transmission costs, if any); provided, however, in no event shall such amounts
                             --------  -------
include any penalties, ratcheted demand or similar charges.

     7.4 Both Parties hereby stipulate that the payment obligations set forth above are reasonable in light of the anticipated harm and the difficulty of estimation or calculation of actual damages and each Party hereby waives the right to contest such payments as an unreasonable penalty. In the event either Party fails to pay such amounts in accordance with this Article when due, the aggrieved Party shall have the right to: (i) suspend performance until such amounts plus interest at the Interest Rate have been paid, and/or (ii) exercise any remedy available at law or in equity to enforce payment of such amount plus interest at the Interest Rate. The remedy set forth herein shall be the sole and exclusive remedy of the aggrieved Party for the failure of the other Party to sell or purchase Power hereunder and all other damages and remedies are hereby waived.

     7.5 As an alternative to the foregoing damages provisions, if the Parties mutually agree in writing, the nonperforming Party may Schedule deliveries or receipts, as the case may be, pursuant to such terms as the Parties agree in order to discharge some or all of the obligation to pay damages. In the absence of such agreement, the damages provisions of this Article shall apply.


                                   ARTICLE 8
                                INDEMNIFICATION

     8.1  PP&L's Indemnification of UGI.  PP&L hereby agrees to indemnify,
          -----------------------------
defend and hold harmless UGI, its agents, servants and Affiliates and the respective officers, directors, employees and representatives (collectively, "UGI's Indemnitees") of each, from and against any and all losses, claims, damages or liabilities (including reasonable attorneys' fees actually incurred including, without limitation, penalties or fines imposed by government authorities) arising out of the fraud, negligence, or willful misconduct of PP&L relating to Power delivered under this Agreement until such Power has been delivered to UGI at the Delivery Points including, without limitation, the loss of/or claims for loss or damage to property, except to the extent caused by the fraud, negligence or the willful misconduct of UGI's Indemnitees and provided that PP&L shall be promptly notified in writing of any such claim or suit brought against any such UGI Indemnitee. The foregoing notwithstanding, PP&L's obligations under this Agreement towards any UGI Indemnitee are conditioned upon such UGI Indemnitee providing such cooperation as PP&L may reasonably request in connection with its defense or settlement of the claim or suit against such UGI Indemnitee.

     8.2  UGI's Indemnification of PP&L.  UGI hereby agrees to indemnify, defend
          -----------------------------
and hold harmless PP&L, its agents, servants and Affiliates and the respective officers, directors and employees and representatives (collectively, "PP&L's Indemnitees") of each, from and against any and all losses, claims, damages or liabilities to third parties (including reasonable attorneys' fees actually incurred including, without limitation, penalties or fines imposed by government authorities) arising out of the fraud, negligence, or willful misconduct of UGI relating to Power delivered under this Agreement after such Power has been delivered to UGI at and from the Delivery Points including, without limitation, the loss of/or claims for loss or damage to property, except to the extent caused by the fraud, negligence or the willful misconduct of PP&L's

Indemnitees and provided that UGI shall be promptly notified in writing of any such claim or suit brought against any such PP&L Indemnitee. The foregoing notwithstanding, UGI's obligations under this Agreement towards any PP&L Indemnitee are conditioned upon such PP&L Indemnitee providing such cooperation as UGI may reasonably request in connection with its defense or settlement of the claim or suit against such PP&L Indemnitee.


                                   ARTICLE 9
                           ASSIGNMENT AND SUCCESSION

     9.1  Assignment and Succession.  Neither Party shall assign this
          -------------------------
Agreement or its rights hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Upon any assignment made in compliance with this Section, this Agreement shall inure to and be binding upon the successors and permitted assigns of the assigning Party. Notwithstanding the foregoing, either Party may, without the need for consent from the other Party (and as long as such Party remains fully liable hereunder),
(a) transfer, pledge, or assign this Agreement as security for any financing with financial institutions; or (b) transfer or assign this Agreement to an Affiliate of such Party. Nothing in this Section shall preclude any party from transferring or assigning this Agreement to any person or entity succeeding to all or substantially all of the assets of such Party; provided, however, that any such assignee shall agree to be bound by the terms and conditions hereof pursuant to an agreement satisfactory to the nonassigning Party and that all the persons obligated to fulfill the assigning Party's obligations under the Agreement after the assignment shall have substantially equivalent financial capability to that of all other persons obligated to fulfill the assigning Party's obligations under the Agreement before the assignment. References to any Party named herein shall include such Party's successors and permitted assigns.


                                  ARTICLE 10
                   LIMITATION OF LIABILITY AND FORCE MAJEURE

     10.1  Force Majeure.  In the event either Party is rendered unable, by an
           -------------
event of Force Majeure, to carry out wholly or in part its obligations under this Agreement and such Party gives notice and full particulars of such event of Force Majeure to the other Party as soon as practicable after the occurrence of the event relied on, then the obligations of the Party affected by such event of Force Majeure pursuant to this Agreement, other than the obligation to make payments then due or becoming due hereunder, shall be suspended from the inception and throughout the period of continuance of any such inability so caused, but for no longer period, and such event of Force Majeure shall, so far as and as soon as practicable, be remedied by application of Good Utility Operating Practice; provided however, that no provision of this Agreement shall be interpreted to require PP&L to deliver, or UGI to receive, Power at points other than the Delivery Point(s) or to require UGI to accept or PP&L to make delivery of any remaining amounts of Power under this Agreement following resolution of the Force Majeure.

     10.2  Limitation of Liability.  FOR BREACH OF ANY PROVISION FOR WHICH AN
           -----------------------
EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED IN THIS AGREEMENT, THE LIABILITY OF THE DEFAULTING PARTY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER DAMAGES OR REMEDIES HEREBY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED, THE LIABILITY OF THE DEFAULTING PARTY SHALL BE LIMITED TO DIRECT DAMAGES ONLY AND ALL OTHER DAMAGES AND REMEDIES ARE WAIVED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES IN TORT, FOR CONTRACT OR OTHERWISE.


                                  ARTICLE 11
                                     TAXES

     11.1  Allocation of and Indemnity for Taxes.  The Contract Price paid
           -------------------------------------
hereunder includes full reimbursement for and PP&L is liable for and shall pay or cause to be paid, or reimburse UGI if UGI shall have paid, all Taxes applicable to the Power sold hereunder prior to the Delivery Point(s) ("PP&L's Taxes"). In the event UGI is required to remit any of PP&L's Taxes, the amount thereof shall be deducted from any sums becoming due to PP&L hereunder. PP&L shall indemnify, defend and hold UGI harmless from any liability for all PP&L's Taxes. The Contract Price does not include reimbursement for and UGI is liable for and shall pay, cause to be paid or reimburse PP&L if PP&L shall have paid, all Taxes applicable for the Power sold hereunder at and after the Delivery Point(s) ("UGI's Taxes"). UGI shall indemnify, defend and hold PP&L harmless from any liability for all UGI's Taxes.

     11.2  Automatic Tax Adjustment.  Only if agreed to by the Parties, an
           ------------------------
adjustment for tax changes shall apply, as appropriate, to the Contract Prices as billed under this Agreement. In such case, the Contract Prices will be adjusted, as required, by including an automatic pass-through of increases in federal, state, or local taxes, including new environmental taxes, or tax rates applicable to the Power, based on actual tax expense incurred by PP&L.

     11.3  Cooperation.  Both Parties shall use reasonable efforts to administer
           -----------
this Agreement and implement the provisions in accordance with their intent to minimize Taxes.


                                  ARTICLE 12
                     DEFAULT, SECURITY AND RESPONSIBILITY

     12.1  Default, Security and Responsibility Events.   Except as otherwise
           -------------------------------------------
provided in Article 7, in the event either Party ("Defaulting Party") (i) makes an assignment or any general arrangement for the benefit of creditors; (ii) defaults in payment or performance of any obligation to the other Party under this Agreement provided that such default in payment or performance shall be deemed a default under this Article if not cured within five (5) Business Days following written notice by the non-defaulting Party of such default in payment or performance; (iii) files a petition or otherwise commences, authorizes, or acquiesces in commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceedings commenced against it; (iv) otherwise becomes bankrupt or insolvent (however evidenced); or (v) fails to give adequate security for or assurance of its ability to perform its further obligation under this Agreement within seventy-two (72) hours of a reasonable request by the other Party, then the non-defaulting Party upon written notice has the right to withhold or suspend deliveries or receipts or terminate this Agreement pursuant to Section 12.2. Subsections (i) - (v) above shall each be considered an "Event of Default."

     12.2  Early Termination.
           -----------------

     (a) If an Event of Default occurs with respect to a Party at any time during the term of this Agreement, the other Party (the "Notifying Party") may
(i) upon written notice to the other Party, which notice shall be given no later than sixty (60) days after the discovery of the occurrence of the Event of Default, terminate this Agreement as of a date determined by the Notifying Party ("Early Termination Date"); (ii) withhold any payment due under this Agreement; and/or (iii) suspend performance under this Agreement; provided, however, upon the occurrence of any Event of Default listed in clause (i), (iii) or (iv) of
Section 12.1, this Agreement shall automatically terminate, without notice, and without any other action by either Party as if an Early Termination

Date had been declared immediately prior to such event. If an Early Termination Date has been designated or deemed to occur, the Notifying Party shall in good faith calculate its damages resulting from the termination of this Agreement (the "Termination Payment") as set forth below.

     (b) When the Notifying Party is PP&L, the Termination Payment will be the positive difference, if any, between (i) the payments (discounted to the Early Termination Date at a rate per annum equal to the average yield to maturity of United States treasury obligations having comparable maturity dates) that PP&L would have received under this Agreement at the agreed to quantity(ies) and price(s) had the Agreement not been terminated; and (ii) the payments (discounted in the same manner as set forth above), for the remaining term, as either quoted by a bona fide third party offer or which are reasonably expected to be available in the market under replacement contract for this Agreement.

     (c) When the Notifying Party is UGI, the Termination Payment will be the positive difference, if any, between (i) the payments (discounted to the Early Termination Date at a rate per annum equal to the average yield to maturity of United States treasury obligations having comparable maturity dates) that UGI would make under replacement contract (with the same quantities and substantially similar terms and conditions) for the remaining term of this Agreement, as either quoted by a bona fide third party offer or which are reasonably expected to be available in the market; and (ii) the payments (discounted in the same manner as set forth above) that UGI would pay under the Agreement for its remaining term at the agreed to quantity(ies) and price(s) had the Agreement not been terminated.

     (d) To ascertain the market prices of a replacement contract, the Notifying Party may consider, among other valuations, quotations from leading dealers in electric purchase and sale contracts for Power and other bona fide third party offers, all adjusted for the length of the remaining term and differences in transmission costs, if any.

     (e) The Notifying Party shall give the Defaulting Party written notice of the amount of the Termination Payment, along with a statement detailing the calculation of such amount. The Defaulting Party shall pay the Termination Payment to the Notifying Party immediately upon receipt of such notice. At the time for payment of any amount due under this Section, each Party shall pay to the other Party all additional amounts payable by it pursuant to this Agreement, but all such amounts shall be netted and aggregated with any Termination Payment payable hereunder. Any Party failing to make payment when due hereunder shall pay interest on the overdue balance from the due date at the Interest Rate.


                                  ARTICLE 13
                                 MISCELLANEOUS

     13.1 Regulatory.  It is understood by the Parties that this Agreement and
          ----------
performance hereunder is subject to all present and future valid and applicable laws, orders, statutes, and regulations of courts or regulatory bodies (state or federal) having jurisdiction over UGI, PP&L, or this Agreement.

     13.2 Authorizations.  The Parties hereto represent that they have (or will
          --------------
have upon the Effective Date of this Agreement) all appropriate authorizations necessary or proper to consummate and carry out their obligations under this Agreement.

     13.3 Monitoring and Recording.  Each Party acknowledges and consents to the
          ------------------------
monitoring and recording of all telephone conversations between its representatives and the representatives of the other Party. Any recording of such conversations may be introduced to prove the intent of this Agreement; provided however, that nothing of such conversations herein shall be construed as a waiver of any objection to the introduction of such evidence on the grounds of relevance.

     13.4 Notices.  Any notice, request, demand, statement, or payment provided
          -------
for in this Agreement shall be confirmed in writing, unless otherwise noted, and shall be made as specified below; provided, however, that notices of interruption and communications to Transmitting Utility(ies) may be provided verbally, effective immediately and, upon request, confirmed in writing. A notice sent by facsimile transmission shall be deemed received by the close of the Business Day on which such notice was transmitted or such earlier time as confirmed by the receiving Party and notice by overnight mail or courier shall be deemed to have been received two (2) Business Days after it was sent or such earlier time as is confirmed by the receiving Party unless it confirms a prior verbal communication in which case any such notice shall be deemed received on the day sent. Notices shall be addressed to the Parties as follows or to such other address as UGI or PP&L shall from time to time designate by letter properly addressed:

UGI Utilities, Inc.:
NOTICES & CORRESPONDENCE                          INVOICES
------------------------                          --------
UGI Utilities, Inc. - Electric Division           UGI Utilities, Inc. - Electric Division
400 Stewart Road                                  400 Stewart Road
P.O. Box 3200                                     P.O. Box 3200
Wilkes-Barre, PA 18773-3200                       Wilkes-Barre, PA 18773-3200
Attn: Vice President and General Manager          Attn: Controller - Electric Division
FAX: (570) 830-1190                               FAX: (570) 830-1192

PP&L, Inc.:
NOTICES & CORRESPONDENCE                          PAYMENTS
------------------------                          --------

PP&L, Inc.                                        PP&L, Inc.
Two North Ninth Street                            Two North Ninth Street
Allentown, PA 18101-1179                          Allentown, PA 18101-1179
Attn: Energy Marketing Center                     Attn: Cash Receipts
FAX: (610) 774-6523                               FAX: (610) 774-4446


     13.5  Entirety.  This Agreement and any Exhibits hereto constitute the
           --------
entire agreement between the Parties. In addition, there are no other prior or contemporaneous agreements or representations affecting the same subject matter other than those herein expressed. Except for those matters which, in accordance with this Agreement, may be resolved by the Parties and documented electronically, it is further agreed that no amendment, modification or change herein shall be enforceable, except as specifically provided for in this Agreement, unless produced in writing and executed by both Parties.

     13.6  Governing Law and Venue.  If any proceeding or action on or
           -----------------------
respecting this Agreement is brought by one of the Parties against the other Party including any counterclaims and cross claims asserted in any such proceeding or action, this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to Conflict of Law principles. Venue shall be either at the FERC or the courts of the Commonwealth of Pennsylvania. Any such proceeding shall be brought in the Courts of the Commonwealth of Pennsylvania, except to the extent that the FERC has exclusive jurisdiction over the subject matter of the proceeding.

     13.7   Confidentiality. Neither Party shall disclose the terms of this
            ---------------
Agreement to any third party absent the express written permission of the other Party except where (1) necessary to comply with any applicable law, order, regulation or exchange rule; provided, however, that each Party shall notify the other Party promptly upon receipt of any request to it in any proceeding that could result in an order requiring such disclosure and the Party subject to such request shall use reasonable efforts to prevent or limit the disclosure; or (2) necessary to effectuate transmission of electricity subject to this Agreement. However, nothing herein shall prevent either Party from disclosing simple price and volume terms to a third party solely for the purpose of it being used in conjunction with other similar information for establishing electric price indices by a qualified independent entity provided that such information cannot be used to identify the Parties to this Agreement. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation; provided, however, that all monetary damages shall be limited to actual direct damages and a breach of this section shall not give rise to the right to suspend or terminate this Agreement.

     13.8   Non-Waiver. No waiver by either Party hereto of any one or more
            ----------
defaults by the other in the performance of any of the provisions of this Agreement shall be construed as a waiver of any other default or defaults whether of a like kind or different nature.

     13.9   Severability. Except as otherwise stated herein, any provision,
            ------------
article or section of this Agreement that is declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over the Parties, or deemed unlawful because of statutory change, will not otherwise affect the lawfulness, enforceability and applicability of the remaining provisions, articles or sections of this Agreement, nor shall it affect the obligations that arise under this Agreement.

     13.10  Headings.  The headings used for the Articles herein are for
            --------
convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate originals to be effective as of the day and year first written above.


UGI Utilities, Inc.                           PP&L, Inc.


By:   ________________________________        By:    ___________________________


Name:  Mark R. Dingman                        Name:  ___________________________
       --------------------------------

Title: Vice President                         Title: ___________________________
       --------------------------------
       and General Manager

                              DEFINITIONAL ANNEX

     All references to Articles, Sections, Exhibits and Annexes are to those set forth in or appended to this Agreement. Reference to any document means such document as amended from time to time and reference to any Party includes any permitted successor or assignee thereof. The following definitions and any terms defined internally in this Agreement shall apply to this Agreement and all notices and communications made pursuant to this Agreement.

     In addition to terms defined elsewhere in this Agreement, the following definitions shall apply hereunder:

     "Accounted-For Obligation" shall have the same meaning as under the
      ------------------------
Reliability Assurance Agreement.

     "Affiliate" means with respect to any person, any other person (other than
      ---------
an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.
For purposes of the foregoing definition, "control" means the direct or indirect ownership of more than five percent (5%) of the outstanding capital stock or other equity interests having ordinary voting power.

     "Capacity Credits" shall have the same meaning as set forth in Section 2.3
      ----------------
of Schedule 11 to the Operating Agreement of the PJM Interconnection, L.L.C.

     "Capacity Resource" shall have the same meaning as under the Reliability
      -----------------
Assurance Agreement.

     "Contract Price" means the agreed price for the purchase and sale of Power
      --------------
under this Agreement.

     "Control Area" means an electric system or combination of electric systems
      ------------
to which a common automatic generation control scheme is applied in accordance with Good Utility Operating Practices to:
     (1) match, at all times, the power output of the generators within the electric system(s) and Power purchased from entities outside the electric system(s), with the load within the electric system(s);
     (2)  maintain scheduled interchange with other Control Areas;
     (3) maintain the frequency of the electric system(s) within reasonable limits; and

     (4) provide sufficient generating capacity to maintain spinning and operating reserves.

     "FERC" means the Federal Energy Regulatory Commission or any successor
      ----
agency.

     "Force Majeure" means any cause which the Party claiming Force Majeure (the
      -------------
"Claiming Party"), was unable, in the exercise of due diligence and Good Utility Operating Practice, to avoid, did not intend, and which is beyond the control, and without the fault or negligence, of the Claiming Party or the Claiming Party's Power Resources, and which renders the Claiming Party or Claiming Party's Power Resources unable to carry out wholly or in part its obligation under this Agreement. Force Majeure includes, but is not restricted to: flood; earthquake; geohydrolic subsidence; tornado; storm; fire; civil disturbance or disobedience; labor dispute; labor or material shortage; sabotage; action or restraint by court order or public or governmental authority (so long as the Claiming Party has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such government action); and reductions or interruptions in services which, in a Claiming Party's reasonable judgment, or in the reasonable judgment of Claiming Party's Power Resources, are necessary to protect generating or transmission facilities or the reliability of transmission facilities; including the integrity, safety, reliability or operation of any interconnected electric grid or system; and government action that results in the price at which Power may be made available under this Agreement being fixed or established by any government authority at a level that results in a price that may be charged under this Agreement that (i) in the case of PP&L, is lower than the Contract Price and (ii) in the case of UGI, is higher than the Contract Price; provided, however, that such government action does not include the imposition of any Taxes. Nothing contained herein shall be construed to require a Claiming Party to settle any strike or labor dispute.

     "Good Utility Operating Practice" means the practices, methods and acts
      -------------------------------
engaged in or approved by a significant portion of the electric power industry during the relevant time period, or the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result consistent with reliability, safety, expedition, the requirements of governmental agencies having jurisdiction and, if appropriate or relevant under the Transaction in question, at the lowest reasonable cost; such term is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to constitute a spectrum of acceptable practices, methods or acts.

     "Interest Rate" means the prime rate of interest published by Mellon Bank
      -------------
of Philadelphia or any successor thereto plus two hundred basis points as in effect from time to time; provided, however, that the Interest Rate shall not exceed the maximum rate permitted by applicable law.

     "Load Serving Entity" shall have the same meaning as under the Reliability
      -------------------
Assurance Agreement.

     "Power" means electric capacity credits or energy or any combination
      -----
thereof. Energy delivered as a component of power shall be of the type commonly known as three-phases sixty-cycle alternating current. Use of either a reservation charge and associated energy charge or an as-delivered energy charge is for economic and operational convenience, and does not change the nature of the Power sold under this Agreement.

     "Power Resources" means the sources of Power with which PP&L has made
      ---------------
arrangements in order to provide Power under this Agreement.

     "PJM" means the Pennsylvania-New Jersey-Maryland Interconnection, L.L.C.
      ---

     "PP&L Zone" shall mean the Pennsylvania Power and Light Company Group
     -----------
transmission zone as described in and established by the PJM Open Access Transmission Tariff and related agreements.

     "Quantity" means the amount of Power to be contracted for under this
      --------
Agreement.

     "Regulatory Approvals" means, for any Transaction, all applicable state and
      --------------------
federal regulatory authorizations, consents, or approvals required under this Agreement.

     "Reliability Assurance Agreement" means the Reliability Assurance Agreement
     ---------------------------------
Among Load Serving Entities in the PJM Control Area as amended and revised from time-to-time.

     "Schedule" or "Scheduling" means communicating with and confirming with all
      --------      ----------
Transmitting Utilities as well as between UGI and PP&L that a particular amount of Power is to be delivered or received and providing all such information and satisfying all such requirements as may be necessary to cause such Parties to recognize and confirm the delivery or receipt of the Power. All scheduling of services with

Transmitting Utility(s) and Control Area(s) shall be accomplished in compliance with the scheduling rules of those Transmitting Utility(ies) and Control Area(s). Between PP&L and UGI, scheduling shall be accomplished no later than sixty (60) minutes before the start of the intended power flow or as per other rules as UGI and PP&L may jointly agree from time to time.

     "Taxes" means all ad valorem, property, occupation, utility, gross
      -----
receipts, sales use, excise, and other taxes or governmental charges, licenses, permits, and assessments, other than taxes based on net income or net worth.

     "Transmitting Utility" means the utility or utilities and their respective
      --------------------
Control Areas transmitting Power from the Power Resources to the Delivery Point(s) as part of this Agreement.

     "1935 Interconnection Agreement" shall mean the interconnection agreement
      ------------------------------
as supplemented and amended from time to time which covered the interconnection and the coordinated operations of the electric systems of PP&L and UGI within the PJM.

     "1992 Power Sales Agreement" shall mean the 15 year partial requirements
      --------------------------
power sales agreement entered into between PP&L and UGI on December 1, 1992.